UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2006
Insignia Solutions plc
(Exact name of Registrant as specified in its charter)

England and Wales	0-27012	Not Applicable

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
51 East Campbell Avenue, Suite 130
Campbell, California 95008
United States of America
(Address of principal executive offices) (Zip code)
(408) 874-2600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On July 10, 2006, Insignia Solutions plc (the “Registrant”) entered into an employment offer letter with George Monk for the position of Chief Financial Officer of the Registrant. The offer letter provides that Mr. Monk will be entitled to an annual salary of $240,000 and is eligible to participate in the Registrant’s insurance benefit plans. Mr. Monk is also eligible to receive a bonus targeted at forty percent of his annual salary, paid on a quarterly basis, based on the achievement of company and/or personal objectives as defined by the Registrant’s Chief Executive Officer and as approved by the Compensation Committee of the Registrant’s Board of Directors. Pursuant to the offer letter, upon the re-listing of the Registrant’s shares on the NASDAQ Capital Market, Mr. Monk’s annual salary will be increased to $250,000 and his target bonus will be increased to fifty percent of his annual salary. Subject to approval by the Registrant’s Board of Directors, Mr. Monk will be granted an option to purchase 600,000 shares of the Registrant’s ordinary shares, which option will become fully vested in the event of Mr. Monk’s employment termination or demotion subsequent to a change of control of the Registrant. Mr. Monk’s offer letter also provides that in the event that his employment is terminated or he is demoted as a result of a change of control of the Registrant, he will be entitled to receive six months pay.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
     (c) Effective as of July 10, 2006, the Registrant’s Board of Directors appointed George Monk, age 52, as the Chief Financial Officer of the Registrant. From May 2, 2006 until July 9, 2006, Mr. Monk served as a financial advisor to the Registrant. From September 2005 to April 2006, Mr. Mark served as an independent financial consultant to various companies. From January 2005 to September 2005, Mr. Monk served as Acting Chief Financial Officer at Macrovision Corporation, a software and copy protection company. From October 2003 to January 2005 Mr. Monk served as Vice President of Finance of Thoratec Corporation, a medical device company. From September 2002 to September 2003, Mr. Monk served as an independent financial consultant to various companies. From March 2001 to August 2002, Mr. Monk served as Vice President of Finance and Controller of Redback Networks, a provider of broadband networking equipment, and from April 1997 to February 2001, Mr. Monk served as Corporate Controller of Aspect Communications, a provider of contact center solutions and services. Mr. Monk holds a B.S. in Mechanical Engineering from Leeds University in England. Mr. Monk is an English Chartered Accountant.
     The terms of Mr. Monk’s employment offer letter are described in Item 1.01 of this report on Form 8-K.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit No.	Exhibit Title

10.01	Employment offer letter between the Registrant and George Monk dated July 10, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Solutions plc
Date: July 13, 2006	By:	/s/ Mark McMillan
Mark McMillan
Chief Executive Officer

Exhibit No.	Exhibit Title

10.01	Employment offer letter between the Registrant and George Monk dated July 10, 2006.